Produce Industry Executive George Lobisser Joins AgroFresh Board of Directors

Philadelphia, PA, (date) - AgroFresh Solutions, Inc. (NASDAQ:  AGFS), a global leader in produce freshness solutions, announced today that George Lobisser, the co-founder and chief executive officer of RipeLocker, LLC, has joined its board of directors, effective September 12, 2016. Mr. Lobisser has been an executive in the post-harvest produce industry for more than 15 years, and previously served as co-owner and chief executive officer of Pace International, LLC, for 12 years prior to its sale to Valent BioSciences.

“We are delighted to have someone of George’s experience in the post-harvest solutions market join AgroFresh as we look to diversify and expand our product portfolio,” noted Dr. Nance K. Dicciani, Interim Co-CEO and Chair of AgroFresh’s board. “His industry knowledge and relationships will be a valuable asset as we explore new avenues for growth, particularly those serving high-value fruit and vegetable markets and those reaching the organic produce industry.”

Mr. Lobisser began his career in the tax department at Deloitte. Prior to Pace, he was an owner and partner in S/L Partners, a private equity firm investing in businesses in the Seattle area. He previously has served on the boards of B-Line, LLC, Java Trading and NeoVisionCorporation. He also has served on the non-profit boards of The Produce for Better Health Foundation, the Washington State Investment Board and the Seattle Repertory Theatre.

He holds a bachelor’s degree in accounting from the University of Northern Colorado and a juris doctorate from Gonzaga Law School. He has been a part-time lecturer at the University of Washington School of Business and is a member of the Washington State Bar Association (inactive).

About AgroFresh

AgroFresh Solutions, Inc. (NASDAQ: AGFS) is a global horticultural produce industry leader, providing a portfolio of innovative products and specialty services to maintain the freshness, quality and value of fresh produce and flowers. Its core products include SmartFresh™, the proven post-harvest freshness protection technology for produce; Harvista™, the advanced pre-harvest technology for apples and pears; RipeLock™, the innovative post-harvest quality system for bananas, and LandSpring™, an innovative pre-planting application for tomatoes and peppers to reduce transplant stress. AgroFresh currently operates commercially in more than 40 countries and employs more than 170 people worldwide. For more information, visit www.AgroFresh.com.

™Trademark of AgroFresh Inc. ©2016 AgroFresh Solutions, Inc. All rights reserved.

Forward-Looking Statements

In addition to historical information, this release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions (or the negative versions of such words or expressions). Forward-looking statements include, without limitation, all statements regarding  the Company’s possible or assumed future results of operations, including all statements regarding anticipated future growth, adoption of the Company’s products, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, the risk of increased competition; the ability of the business to grow and manage growth profitably; changes in applicable laws or regulations, and the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

Contacts:
Donna Greiner
AgroFresh Solutions, Inc.
+1 610-244-6665
DAGreiner@agrofresh.com

Investor Relations
Max Dutcher
+1 212-850-5677
Max.Dutcher@fticonsulting.com